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                                                                     Exhibit 1.1


Industry Canada            Form 9 Articles of Amalgamation (Section 185)
Canada Business

1- Name of amalgamated corporation: IMI IINTERNATIONAL MEDICAL INNOVATIONS INC.

2- The place in Canada where the registered office is to be situated:

Regional Municipality of Peel, Province of Ontario

3- The classes and any maximum number of shares that the corporation is authorized to issue:

See Schedule I attached hereto.

4- Restrictions, if any, on share transfers

None.

5- Number (or minimum and maximum number) of directors

A minimum of one director and a maximum of twenty-one directors.

6- Restrictions, if any, on business the corporation may carry on

The Amalgamated Corporation is not restricted by these Articles of Amalgamation from carrying on any business or businesses.

7- Other provisions, if any

See Schedule 2 attached hereto.

8- The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

[ ] 183  [X] 184(1)  [ ] 184(2)

9- Name of the amalgamating corporations

IMI International Medical Innovations Inc.   -   2860601 Canada Inc.

Corporation No.

286737-1    -    286060-1

Signature

/s/ Brent Norton

Date

January 28, 1999

Title

President

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                                   SCHEDULE 1
                       to the Articles of Amalgamation of
                   IMI INTERNATIONAL MEDICAL INNOVATIONS INC.

3 - The classes and any maximum number of shares that the Amalgamated Corporation is authorized to issue:

(a) an unlimited number of preferred shares, issuable in series (the "Preferred Shares");

(b)  an unlimited number of common shares (the "Common Shares"); and

(c) 1,104,000 shares of a class designated as Preferred Shares, Series I (the "Series I Preferred Shares").

TO PROVIDE that the rights, privileges, restrictions and conditions attaching to the Preferred Shares, the Common Shares and the Series I Preferred Shares (in addition to the rights, privileges, restrictions and conditions attaching to the preferred shares as a class) shall be as follows:

PREFERRED SHARES

1.0  Directors' Right to Issue in One or More Series

1.1 Preferred Shares may at any time or from time to time be issued in one or more series. Prior to the issue of the shares of any such series, the directors shall, subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation:

(a) the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;

(b)  whether such dividends are cumulative, partly cumulative or non-cumulative;

(c) the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;

(d) if redeemable or purchasable, the redemption or purchase prices and the terms and conditions of redemption or purchase, with or without provision for sinking or similar funds;

(e)  any conversion, exchange or reclassification rights; and

(f) any other rights, privileges, restrictions and conditions not inconsistent with these provisions;

the whole subject to the receipt by the Director under the Canada Business Corporations Act (the "Act") of articles of amendment designating and fixing the number of the Preferred Shares in

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such series and setting forth the rights, privileges, restrictions and conditions attaching thereto and the issue by him of a certificate of amendment with respect thereto.

2.0  Ranking of Preferred Shares

2.1 The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Amalgamated Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Amalgamated Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and the shares of any other class ranking junior to the Preferred Shares. The Preferred Shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the Common Shares and the shares of any other class ranking junior to the Preferred Shares, as may be fixed in accordance with paragraph 1.1.

3.0  Approval of Holders of Preferred Shares

3.1 The approval of the holders of the Preferred Shares as a class, as to any matters referred to in these provisions or required by law may be given as specified below:

     (a) Any approval given by the holders of Preferred Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of all of the outstanding Preferred Shares or by a resolution passed at a meeting of holders of the Preferred Shares duly called and held for such purpose upon not less than twenty-one days' notice at which the holders of at least 25% of the outstanding Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 ?% of the votes cast at such meeting. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half-hour after the time appointed for such meeting, then the meeting shall-be adjourned to such date not less than fifteen days thereafter and to such time and place as may be designated by the chairman of the meeting and not less than ten days' written notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of the Preferred Shares present or represented by proxy shall form a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 ?% of the votes cast at such meeting shall constitute the approval of the holders of the Preferred Shares.

     (b) On every poll taken at any such meeting each holder of the Preferred Shares shall be entitled to one vote in respect of each Preferred Share held. Subject to the foregoing, the formalities to be observed with respect to the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the Act and the by-laws of the Amalgamated Corporation with respect to meetings of shareholders.

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COMMON SHARES

1.0 The rights, privileges, restrictions and conditions attaching to the Common Shares of the Amalgamated Corporation are as follows:

     (a) Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Amalgamated Corporation, except meetings at which only holders of other classes or series of shares are entitled to attend, and at all such meetings shall be entitled to one vote in respect of each Common Share held by such holder.

     (b) Subject to the prior rights attaching to other holders of another class of shares, the holders of Common Shares shall be entitled to receive dividends if, as and when declared by the directors.

     (c) In the event of any liquidation, dissolution or winding-up of the Amalgamated Corporation or other distribution of the assets of the Amalgamated Corporation among its shareholders for the purpose of winding-up its affairs, the holders of Common Shares shall be entitled, subject to the rights of holders of shares of any class ranking prior to the Common Shares, to receive the remaining property or assets of the Amalgamated Corporation.

SERIES I PREFERRED SHARES

1.0  Voting Rights

1.1 The holders of the Series I Preferred Shares shall not be entitled as such (except as provided by applicable law) to receive notice of and attend at any meeting of the shareholders of the Amalgamated Corporation, and shall not be entitled to vote at such meetings.

2.0  Conversion Rights

2.1 Upon receipt of the written consent by the Amalgamated Corporation (the "Consent") in accordance with the terms and conditions contained in the share conversion agreement (the "Share Conversion Agreement") dated June 11, 1998 between IMI International Medical Innovations Inc., H.B. Brent Norton, Michael Evelegh and Ron Hosking, as may be amended from time to time, any holder of Series I Preferred Shares shall be entitled at his option at any time prior to 5:00 p.m. (Toronto time) on October 31, 2002 (the "Expiry Time") to have such number of Series I Preferred Shares as specified in the Consent converted into Common Shares upon the basis of one Common Share (as constituted on June 11, 1998) for each Series I Preferred Share (the "Conversion Rate") in respect of which the conversion right is exercised; provided that on conversion of any Series I Preferred Shares the holders thereof will not be entitled to any adjustment of dividends on such Series I Preferred Shares or on the Common Shares issuable on conversion.

2.2 The conversion right provided for herein may be exercised by notice in writing given to the Amalgamated Corporation at the registered office of the Amalgamated Corporation. Shares accompanied by the Consent and the certificate or certificates representing the Series I Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be executed by the person registered on. the books of the Amalgamated Corporation as the holder of the Series I Preferred Shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of such shares which the holder desires to have converted. The holder shall also pay any governmental, transfer or other tax imposed in respect of such transaction. Upon receipt of such notice the Amalgamated Corporation shall issue certificates representing the Common Shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Series I Preferred Shares represented by the certificate accompanying such notice. If less than all of the Series I Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate for the Series I Preferred Shares representing the shares comprised in the original certificate which are not to be converted. All Common Shares resulting from any conversion provided for herein shall be fully paid and non-assessable.

2.3 Any Series I Preferred Shares not yet converted into Common Shares at the Expiry Time shall be redeemed by the Amalgamated Corporation for $0.00001 per share and shall no longer be valid securities of the Amalgamated Corporation.

3.0  Redemption

3.1 At any time after the Expiry Time, the Amalgamated Corporation shall have the right, at its opinion, to redeem all (but not less than all) of the Series I Preferred Shares then outstanding. The Series I Preferred Shares to be redeemed pursuant to this paragraph shall be redeemed by paying $0.00001 for each share. Such payment shall be made in full on the redemption date to the holders entitled thereto. At least 20 but not more than 30 days prior to the redemption date, written notice (herein referred to as the "Amalgamated Corporation's Redemption Notice") shall be given by the Amalgamated Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Amalgamated Corporation's Redemption Notice is given) of Series I Preferred Shares notifying such holder of the redemption and specifying the redemption price, the redemption date and the place where such redemption price shall be payable. The Amalgamated Corporation's Redemption Notice shall be addressed to each holder at his or its address as shown on the books of the Amalgamated Corporation. From and after the close of business on the redemption date, unless there shall have been a default in the payment of the redemption price, all rights of holders of Series I Preferred Shares (except the right to receive the redemption price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Amalgamated Corporation or be deemed to be outstanding for any purpose whatsoever.

3.2 Any Series I Preferred Shares redeemed pursuant to section 3.1 or otherwise acquired by the Amalgamated Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued.

4.0  Anti-Dilution

4.1 In the event the Series I Preferred Shares are at any time subdivided, consolidated, converted or exchanged for a greater or lesser number of shares of the same or another class, appropriate adjustment shall be made in the rights and conditions attached to the Series I Preferred Shares so as to maintain and preserve the relative rights of the holders of the shares of the said class.

4.2 In the event the Common Shares are at any time subdivided, consolidated, converted or exchanged for a greater or lesser number of shares of the same or another class, appropriate adjustment shall be made to the Conversion Rate so as to maintain and preserve the relative conversion rights of the holders of the Series I Preferred Shares.

4.3 If any capital reorganization or reclassification of the shares of the Amalgamated Corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive shares, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of Series I Preferred Shares shall thereupon have the right to receive, upon the due conversion of the Series I Preferred Shares into Common Shares and upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore receivable upon the conversion of such Series I Preferred Shares, such shares, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate) shall thereafter be applicable, as nearly as may be, in relation to any shares, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                                   SCHEDULE 2
                       to the Articles of Amalgamation of
                   IMI INTERNATIONAL MEDICAL INNOVATIONS INC.

7 - Other provisions, if any

(a) It is hereby provided that the Amalgamated Corporation may use and may be legally designated by the following form outside Canada:


     Apynna Io HOB0ECTBAM B MeaeoeHa


(b) If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution, the directors of the Amalgamated Corporation may from time to time:

     (i)   borrow money upon the credit of the Amalgamated Corporation;

     (ii) issue, reissue, sell or pledge debt obligations of the Amalgamated Corporation; and

     (iii) mortgage, hypothecate, pledge, or otherwise create a security interest in all or any property of the Amalgamated Corporation owned, or subsequently acquired to secure any debt obligation of the Amalgamated Corporation.

(c) Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Amalgamated Corporation to such extent and in such manner as may be set out in the by-law.

(d) Nothing herein limits or restricts the borrowing of money by the Amalgamated Corporation on bills of exchange or promissory notes made, drawn, accepted, or endorsed by or on behalf of the Amalgamated Corporation.

                      STATUTORY DECLARATION OF DIRECTOR OR
                         OFFICER PURSUANT TO SUBSECTION
                          185(2) OF THE CANADA BUSINESS
                                CORPORATIONS ACT

CANADA                       )  IN THE MATTER of the Canada
                             )  Business Corporations Act and the
PROVINCE OF ONTARIO          )  articles of amalgamation of IMI International
                             )  Medical Innovations Inc. and 2860601
TO WIT:                      )  Canada Inc.
                             )
                             )


     I, Brent Norton, of the City of Toronto, in the Province of Ontario, do solemnly declare that:

1. I am a director of each of IMI International Medical Innovations Inc. and 2860601 Canada Inc. being the amalgamating corporations in the attached Articles of Amalgamation, and as such have personal knowledge of the matters herein declared to.

2.   There are reasonable grounds for believing that

     (i) each amalgamating corporation, namely IMI International Medical Innovations Inc. and 2860601 Canada Inc. is, and the amalgamated corporation, namely IMI International Medical Innovations Ind, will be able to pay its liabilities as they become due, and

     (ii) the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

3. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

     AND I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the    )
City of Toronto in the       )
Province of Ontario, this    )
28th day of January, 1999.   )
                             )
                             )    /s/ Brent Norton
                                  -------------------------------------
/s/                          )    Brent Norton
--------------------------
A Commissioner etc.

            Schedule B - See Exhibit 1.2 (By-Laws of the Corporation)

                                  SCHEDULE "C"
                   "ENGAGEMENT AGREEMENT AND AGENCY AGREEMENT

1. The execution and delivery by the Corporation of an engagement agreement dated March 15, 2000 between Dlouhy Investments Inc. (the "Agent") and the Corporation is hereby confirmed, ratified and approved.


2. The execution and delivery by the Corporation of an agreement (the "Agency Agreement") between the Agent and the Corporation, to give effect to the transactions contemplated in the Agency Agreement approved by any officer or director of the Corporation, and its execution and delivery by any one of the officers or directors of the Corporation with such amendments thereto, if any, as the officer or director of the Corporation executing the same may approve and its delivery on behalf of the Corporation by such officer or director is hereby authorized and approved, such execution and delivery to be conclusive evidence that the agreement so executed and delivered is that authorized by this resolution.

SPECIAL WARRANTS

3. The creation, issuance, sale by way of private placement and delivery of up to 3,157,895 special warrants (the "Special Warrants") to the purchasers thereof (the "Purchasers"), at a purchase price of $3.80 for each Special Warrant, upon the terms and subject to the conditions contained in the Special Warrant Certificate (as hereinafter referred to), are hereby authorized and approved. Each Special Warrant shall entitle the holder thereof to acquire one common share in the capital of the Corporation (a "Common Share"), subject to adjustment in accordance with the terms of the Special Warrant Certificate, and one-half of one purchase warrant of the Corporation (the "Purchase Warrant").

4. The Corporation is hereby authorized to execute special warrant certificates relating to and governing the terms and conditions applicable to the Special Warrants to be issued to Purchasers (each, a "Special Warrant Certificate"), in the form of the special warrant certificates approved by any officer or director of the Corporation, and its execution and delivery by any one of the officers or directors of the Corporation with such amendments thereto, if any, as the officer or director of the Corporation executing the same may approve and its delivery on behalf of the Corporation by such officer or director is hereby authorized and approved, such execution and delivery to be conclusive evidence that the certificate so executed and delivered is that authorized by this resolution.

5. Up to 3,157,895 Special Warrants be and are hereby created pursuant to the Special Warrant Certificates and are authorized for issuance and sale to the Purchasers pursuant to the subscription agreements accepted by the Corporation, upon the terms and conditions set out in such subscription agreements, each such Special Warrant being exercisable in accordance with the terms of the Special Warrant Certificate, on or before 5:00 p.m., Toronto time, on the date (the "Expiry Date") which is the earlier of: (i) the seventh business day following the Receipt

Date (as defined in the Special Warrant Certificates) and (ii) the date which is 12 months following the closing date of the sale of the Special Warrants (the "Closing Date").


6. The directors of the Corporation, acting in good faith and in the best interests of the. Corporation, hereby fix the consideration for the issuance of the Special Warrants at $3.80 each.

7. The forms of the Special Warrant Certificates be and are hereby authorized and approved for use and any officer or director of the Corporation be and is hereby authorized and directed for and on behalf of the Corporation to settle the forms of such certificates containing such terms and conditions as such officer or director may determine appropriate and to execute and deliver such certificates, such execution to constitute conclusive evidence that the certificates so executed are the certificates authorized by this resolution.

8. Such number of Common Shares as may be required to be issued pursuant to the terms of the Special Warrant Certificates are hereby set aside, reserved and authorized for issuance upon the exercise of the Special Warrants pursuant to the terms and provisions of the Special Warrants and the Special Warrant Certificates. At such time as the Special Warrants are no longer exercisable into Common Shares, the number of Common Shares which continue to be set aside, reserved and authorized for issuance pursuant to the foregoing sentence shall no longer be set aside, reserved or authorized for issuance hereunder.

9. Upon the due exercise of the Special Warrants by the holders thereof in accordance with the terms of the Special Warrant Certificates, that number of Common Shares as are issuable as a result of such exercise in accordance with the terms and provisions of the Special Warrants and the Special Warrant Certificates shall thereupon be issued as fully paid and non-assessable Common Shares to the holders of such Special Warrants, and the transfer agent and registrar of the Common Shares is hereby authorized and directed to countersign, issue and deliver to such persons certificates evidencing such Common Shares, subject to compliance with the requirements of the Special Warrant Certificates with respect to the placement of any applicable legends thereon.

10. The directors of the Corporation, acting in good faith and in the best interests of the Corporation, hereby fix the sum of $3.80 subject to adjustment in accordance with the terms of the Special Warrant Certificate, as the aggregate consideration for the issuance of each Common Share and each one-half of one Purchase Warrant which may be issued upon the due exercise of each Special Warrant.

11. The form of share certificate for the Common Shares that is currently in use, is hereby confirmed and approved, and the execution of such share certificate in original or mechanical form, by the persons executing the same is hereby authorized and confirmed.

PURCHASE WARRANTS

12. The issuance and delivery of such number of Purchase Warrants as may be required upon the due exercise of the Special Warrants pursuant to the terms and provisions of the Special Warrant Certificates is hereby authorized and approved.

13. The Corporation is hereby authorized to execute purchase warrant certificates relating to and governing the terms and conditions applicable to the Purchase Warrants to be issued to holders (each, a "Purchase Warrant Certificate"), in the form of the purchase warrant certificates approved by any officer or director of the Corporation, and its execution and delivery by any one of the officers or directors of the Corporation with such amendments thereto, if any, as the officer or director of the Corporation executing the same may approve and its delivery on behalf of the Corporation by such officer or director is hereby authorized and approved, such execution and delivery to be conclusive evidence that the certificate so executed and delivered is that authorized by this resolution.

14. The forms of the Purchase Warrant Certificates be and are hereby authorized and approved for use and any officer or director of the Corporation be and is hereby authorized and directed for and on behalf of the Corporation to settle the forms of such certificates containing such terms and conditions as such officer or director may determine appropriate and to execute and deliver such certificates, such execution to constitute conclusive evidence that the certificates so executed are the certificates authorized by this resolution.

15. Such number of Common Shares in the capital of the Corporation as may be required to be issued pursuant to the terms of the Purchase Warrant Certificates (the "Warrant Shares") are hereby set aside, reserved and authorized for issuance upon the due exercise of the Purchase Warrants pursuant to the terms and provisions of the Purchase Warrant Certificates. At such time as the Purchase Warrants are no longer exercisable into Common Shares, the number of Common Shares which continue to be set aside, reserved and authorized for issuance pursuant to the foregoing sentence shall no longer be set aside, reserved or authorized for issuance hereunder.

16. Upon the due exercise of the Purchase Warrants by the holders thereof in accordance with the terms of the Purchase Warrant Certificates, that number of Common Shares as are issuable as a result of such exercise in accordance with the terms and provisions of the Purchase Warrants and the Purchase Warrant Certificates shall thereupon be issued as fully paid and non-assessable Common Shares to the holders of such Purchase Warrants, and the transfer agent and registrar of the Common Shares is hereby authorized and directed to countersign, issue and deliver to such persons certificates evidencing such Common Shares, subject to compliance with the requirements of the Purchase Warrant Certificates with respect to the placement of any applicable legends thereon.

17. The directors of the Corporation, acting in good faith and in the best interests of the Corporation, hereby fix the sum of $4.50, subject to adjustment in accordance with the terms of the Purchase Warrant Certificate, as the consideration for the issuance of each Common Share which may be issued upon the due exercise of each Purchase Warrant.

SUBSCRIPTION AGREEMENT

18. The Corporation is hereby authorized to enter into a subscription agreement (the "Subscription Agreements") with each Purchaser, in the form and on the terms of a form of subscription agreement approved by any officer or director of the Corporation, and its execution and delivery by any one of the officers or directors of the Corporation with such amendments thereto, if any, as the officer or director of the Corporation executing the same may approve and its delivery on behalf of the Corporation by such officer or director is hereby authorized and approved, such execution and delivery to be conclusive evidence that the agreement so executed and delivered is that authorized by this resolution.

                   APPROVAL OF BROKER'S COMPENSATION WARRANTS
                            AND COMPENSATION OPTIONS

19. The Corporation is authorized to issue to the Agent (or such sub-agents as may be engaged by the Agent) compensation warrants (the "Broker's Compensation Warrants"), in the form and on the terms of the compensation warrants approved by any officer or director of the Corporation, to acquire, compensation options (the "Compensation Options") (the Compensation Options being exercisable to purchase up to a maximum of 315,789 Common Shares at a price of $4.50 per share for a period of one year following the Expiry Date) substantially upon the terms and conditions contained in the form of Compensation Option to be attached to the Broker's Compensation Warrants and any director or officer of the Corporation is hereby authorized to execute and deliver such Agent's Option and Compensation Option for and on behalf of the Corporation.

20. Such number of Common Shares in the capital of the Corporation as may be required to be issued pursuant to the terms of the Compensation Options are hereby set aside, reserved and authorized for issuance upon the due exercise of the Compensation Options. At such time as the Compensation Options are no longer exercisable into Common Shares, the number of Common Shares which continue to be set aside, reserved and authorized for issuance pursuant to the foregoing sentence shall no longer be set aside, reserved or authorized for issuance hereunder.

21. Upon the due exercise of the Compensation Options by the holders thereof in accordance with their terms, that number of Common Shares as are issuable as a result of such exercise in accordance with the terms and provisions of the Compensation Options shall thereupon be issued as fully paid and non-assessable Common Shares to the holders of such Compensation Options and the transfer agent and registrar of the Common Shares is hereby authorized and directed to countersign, issue and deliver to such persons certificates evidencing such Common Shares, subject to compliance with the requirements of the Compensation Options with respect to the placement of any applicable legends thereon.

22. The directors of the Corporation, acting in good faith and in the best interests of the Corporation, hereby fix the sum of $4.50, subject to adjustment in accordance with the terms of the Compensation Options, as the consideration for the issuance of each Common Share which may be issued upon the due exercise of the Compensation Options.

APPLICATION TO CANADIAN DEALING NETWORK

23. The giving of notice to the Canadian Dealing Network ("CDN") of the issuance of the Special Warrants, and the application (the "Application") to CDN for the quotation on CDN of the Common Shares issuable upon the exercise of the Special Warrants, the Common Shares issuable upon the exercise of the Special Warrants and the Common Share issuable upon the exercise of the Compensation Option be and the same are hereby authorized, confirmed, ratified and approved.

24. Any director or officer of the Corporation, acting alone, is hereby authorized to prepare, execute and file, or cause to be prepared, executed and filed, such notices or other documents relating to the private placement of the Special Warrants as may be required by CDN or otherwise be necessary or desirable (including, without limitation, the Application), and to take such further action as, in the judgment of such officer or director, may be appropriate, necessary, or desirable to give effect to the trading of the Underlying Shares on CDN.

ESCROW AGREEMENT

25. The execution and delivery by the Corporation of an escrow agreement between the Corporation, the Agent and Equity Transfer Services Inc., pursuant to which Equity shall act as escrow agent for the Escrowed Funds (as such term is defined in the Agency Agreement), approved by any officer or director of the Corporation, and its execution and delivery by any one of the officers or directors of the Corporation with such amendments thereto, if any, as the officer or director of the Corporation executing the same may approve and its delivery on behalf of the Corporation by such officer or director is hereby authorized and approved, such execution and delivery to be conclusive evidence that the agreement so executed and delivered is that authorized by this resolution.

GENERAL

26. The officers and directors of the Corporation are hereby directed, and any one of them, acting alone, is hereby authorized to execute and deliver, or cause to be executed and delivered, all such other documents, instruments, indentures and writings of every nature and kind whatsoever, and to do or cause to be done all such acts and things, as in such officer's or director's discretion may be necessary, advisable or desirable to give full effect to the resolutions set forth above and the documents and agreements referred to therein and to cause the Corporation to perform its obligations under all such agreements."